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                                                             Exhibit 3.1(a)(iii)

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATED



         Southern Peru Cooper Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY.

         FIRST: That the Board of Directors of said corporation, at a meeting duly held on June 6, 1972, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                  RESOLVED that the Certificate of Incorporation of Southern Peru Copper Corporation be amended by changing the Article thereof numbered "TENTH" so that, as amended, said Article shall be and read as follows:

                           - "TENTH: In furtherance, not in limitation, of the powers conferred upon the Board of Directors by statute, the Board of Directors is expressly authorized, without any vote or other action by stockholders other than such as at the time shall be expressly required by statute or by the provisions of this Certificate of Incorporation (and amendments thereof, if any) or the by-laws, to exercise all of the powers, rights, and privileges of the Corporation (whether expressed or implied in this Certificate of Incorporation or conferred by statute) and do all acts and things which may be done by the corporation, including, but without limiting the generality of the foregoing, the right
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                                    (a) to make, adopt, alter, amend and repeal
                           from time to time by-laws of the corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal by-laws made by the Board of Directors;

                                    (b) to determine from time to time, subject
                           to the laws of the State of Delaware, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders; and, except as conferred by the laws of the State of Delaware, no stockholder shall have any right to inspect any account, book or document of the Corporation unless and until authorized so to do by resolution of the Board of Directors or of the stockholders entitled to vote;

                                    (c) to mortgage, pledge, hypothecate and
                           otherwise encumber all or any of the property of the Corporation, whether real, personal or otherwise; and

                                    (d) to delegate such of its duties and
                           responsibilities to the local managing body of the Corporation's branch operations in foreign countries as it deems necessary in order to comply with the laws and regulations of such foreign countries."

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of The General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of the State of Delaware.


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         IN WITNESS WHEREOF, said Southern Peru Copper Corporation has caused this certificate to be signed by F.W. Archibald its President and attested by A.J. Gillespie, Jr., its Secretary this 12th day of June, 1972.

                                            Souther Peru Copper Corporation

         CORPORATE SEAL

                                            /s/F.W. Archibald
                                            ------------------------------------
                                                         President


ATTEST:

/s/A.J. Gillespie
------------------------------
         Secretary


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